UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2005

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14330	57-1003983
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4055 Faber Place Drive, Suite 201 North Charleston, South Carolina		29405
(Address of Principal Executive Offices)		(Zip Code)

(843) 329-5151

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                            Unregistered Sales of Equity Securities.

On July 28, 2005, the Board of Directors of Polymer Group, Inc. (the “Company”) unanimously approved the redemption (the “Redemption”) of all outstanding shares of the Company’s 16% Series A Convertible Pay-in-Kind Preferred Stock (the “PIK Preferred Stock”) on or before September 30, 2005 in accordance with the optional redemption provisions of the Certificate of Designation, Powers, Preferences and Rights of the PIK Preferred Stock (the “Certificate of Designation”).  On August 16, 2005, the Board of Directors set September 15, 2005 as the redemption date (the “Redemption Date”).  In accordance with the Certificate of Designation, the Board of Directors specified that the Redemption would be payable in shares of the Company’s Class A Common Stock (the “Class A Common Stock”).  On August 22, 2005, the Company provided notice of the Redemption to holders of PIK Preferred Stock.  On September 14, 2005, the Company announced the rate at which PIK Preferred Stock would be redeemed for Class A Common Stock.

Under the terms of the Redemption and in accordance with the Certificate of Designation, the Company agreed to redeem all PIK Preferred Stock outstanding on the Redemption Date at a redemption rate of 37.26397 shares of Class A Common Stock per share of PIK Preferred Stock.  At any time prior to the Redemption Date, holders of PIK Preferred Stock could exercise their right under the Certificate of Designation to convert their shares of PIK Preferred Stock into shares of Class A Common Stock at a conversion rate of 137.14286 shares of Class A Common Stock per share of PIK Preferred Stock.

As of the close of business on the Redemption Date, (a) five shares of PIK Preferred Stock had been redeemed by the Company with the redemption price being paid by the issuance of 187 shares of Class A Common Stock and (b) 62,916 shares of PIK Preferred Stock had been converted by holders into 8,628,473 shares of Class A Common Stock.  As a result of these transactions, 8,628,660 additional shares of Class A Common Stock are now outstanding and no shares of PIK Preferred Stock are currently outstanding.

Shares of Class A Common Stock issued in connection with the redemption and conversions were exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.  No commission or other remuneration was paid to effect the exchange of securities.

Item 8.01.  Other Events.

On September 14, 2005, the Company issued a press release announcing the rate at which PIK Preferred Stock would be redeemed for Class A Common Stock, as described in Item 3.02 above.  A copy of the press release is furnished as Exhibit 99.1 hereto.

On September 16, 2005, the Company issued a press release announcing the results of the Redemption and conversion of PIK Preferred Stock, as described in Item 3.02 above.  A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01.                            Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Polymer Group, Inc. dated September 14, 2005

99.2	Press Release of Polymer Group, Inc. dated September 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

/s/ Willis C. Moore, III
Date: September 16, 2005	Willis C. Moore, III
Chief Financial Officer